CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-178767 on Form N-1A of our report dated February 15, 2023, relating to the financial statements and financial highlights of First Trust/Dow Jones Dividend & Income Allocation Portfolio, First Trust Multi Income Allocation Portfolio, First Trust Dorsey Wright Tactical Core Portfolio, First Trust Capital Strength Portfolio and First Trust International Developed Capital Strength Portfolio, each a series of Variable Insurance Trust, appearing in the Annual Report on Form N-CSR of First Trust Variable Insurance Trust for the year ended December 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Investment Advisory and Other Services”, “Policy Regarding Disclosure of Portfolio Holdings”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITE & TOUCHE LLP

Chicago, Illinois

April 28, 2023